                                 AMENDMENT NO. 3
      SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT

      The Second Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2004, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Variable Insurance Funds, a Delaware statutory trust, is hereby amended as follows:

            WHEREAS, the parties desire to amend the Agreement to change the name of AIM V.I. Balanced Fund to AIM V.I. Basic Balanced Fund, AIM V.I. Dent Demographic Trends Fund to AIM V.I. Demographic Trends Fund and AIM V.I. Health Sciences Fund to AIM V.I. Global Health Care Fund;

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           SECOND AMENDED AND RESTATED
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                          AIM VARIABLE INSURANCE FUNDS

PORTFOLIOS                                               EFFECTIVE DATE OF AGREEMENT
----------                                               ---------------------------
AIM V.I. Aggressive Growth Fund                                July 1, 2004
AIM V.I. Basic Balanced Fund                                   July 1, 2004
AIM V.I. Basic Value Fund                                      July 1, 2004
AIM V.I. Blue Chip Fund                                        July 1, 2004
AIM V.I. Capital Appreciation Fund                             July 1, 2004
AIM V.I. Capital Development Fund                              July 1, 2004
AIM V.I. Core Equity Fund                                      July 1, 2004
AIM V.I. Core Stock Fund                                       July 1, 2004
AIM V.I. Demographic Trends Fund                               July 1, 2004
AIM V.I. Diversified Income Fund                               July 1, 2004
AIM V.I. Dynamics Fund                                         July 1, 2004
AIM V.I. Financial Services Fund                               July 1, 2004
AIM V.I. Global Health Care Fund                               July 1, 2004
AIM V.I. Government Securities Fund                            July 1, 2004
AIM V.I. Growth Fund                                           July 1, 2004
AIM V.I. High Yield Fund                                       July 1, 2004
AIM V.I. International Growth Fund                             July 1, 2004
AIM V.I. Large Cap Growth Fund                                 July 1, 2004
AIM V.I. Leisure Fund                                          July 1, 2004
AIM V.I. Mid Cap Core Equity Fund                              July 1, 2004
AIM V.I. Money Market Fund                                     July 1, 2004
AIM V.I. Premier Equity Fund                                   July 1, 2004
AIM V.I. Real Estate Fund                                      July 1, 2004
AIM V.I. Small Cap Equity Fund                                 July 1, 2004
AIM V.I. Small Company Growth Fund                             July 1, 2004
AIM V.I. Technology Fund                                       July 1, 2004
AIM V.I. Total Return Fund                                     July 1, 2004
AIM V.I. Utilities Fund                                        July 1, 2004

      The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*                Net Assets
-----                ----------
0.023%             First $1.5 billion
0.013%             Next $1.5 billion
0.003%             Over $3 billion

*Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: July 1, 2005

                                               A I M ADVISORS, INC.

Attest: _______________________________        By: _____________________________
          Assistant Secretary                         Mark H. Williamson
                                                      President

(SEAL)

                                               AIM VARIABLE INSURANCE FUNDS

Attest: _______________________________        By: _____________________________
          Assistant Secretary                         Robert H. Graham
                                                      President

(SEAL)